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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-3 No. 333-88606) and related Prospectus and Prospectus Supplement of The Mills Corporation for the registration of 3,000,000 shares of its Series C Cumulative Redeemable Preferred Stock, and to the incorporation by reference therein of our report dated February 19, 2002, except for Note 17, as to which the date is February 28, 2002, with respect to the consolidated financial statements and schedule of The Mills Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 28, 2002.

        We also consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form S-3 No. 333-88606) and related Prospectus and Prospectus Supplement of The Mills Corporation for the registration of 3,000,000 shares of its Series C Cumulative Redeemable Preferred Stock, and to the incorporation by reference therein of our report dated April 30, 2002, with respect to the Combined Statement of Certain Revenues and Operating Expenses of the Acquired Properties included in its Form 8-K/A, filed with the Securities and Exchange Commission on June 28, 2002.

/s/ Ernst & Young LLP

McLean, Virginia
December 13, 2002

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS